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                                                                    Exhibit 10.6

                                 PROMISSORY NOTE



                                                         As of December 12, 2000


      1. FOR VALUE RECEIVED, Ken Levy U.S. Passport No.151375242 of 19800 Glen Una Drive, Saratoga, CA (address) (hereinafter referred to as the "MR. LEVY"), promises to pay to the order of SAIFUN SEMICONDUCTORS LTD. (hereinafter referred to as the "COMPANY"), having an address at Poleg Industrial Park, Netanya, Israel, the principal sum of $US 250,000, together with all accrued and unpaid interest at a rate of six and one hundredths percent (6.01%) per year (the "DEBT").

      2. This Promissory Note, including the entire unpaid Debt represented hereby, is secured by all 60,000 ordinary shares of NIS 0.01 nominal value of the Company acquired by Mr. Levy from the Company as of the date hereof and shall become immediately due and payable, without notice or demand upon the earlier of (i) 5 years from the date, which the shares were granted to Mr. Levy ("SHARES"); or (ii) the Company's initial public offering; or (iii) 60 days from Mr. Levy's termination of rendering services to the Company (as defined in the Stock Purchase Agreement between the Company and Mr. Levy).

      3. Notwithstanding the foregoing, the Company shall hold the Shares in escrow under the terms of the Stock Purchase Agreement as a guarantee to secure the payment of the Debt of Mr. Ken Levy for the issuance of such Shares.

      4. Mr. Levy may at any time or from time to time make a voluntary prepayment, whether in full or in part of this Promissory Note.

      5. At the option of the Company, this Promissory Note and the entire unpaid indebtedness represented hereby shall become immediately due and payable, without notice or demand if Mr. Levy shall commence a case under the federal bankruptcy laws, or any state insolvency laws, or similar relief under any present or future statute, law or regulation.

      6. In addition to and not in limitation of the foregoing, Mr. Levy further agrees to pay all expenses, including reasonable attorney's fees and legal expenses, incurred by the Company in collecting or attempting to collect any amounts payable hereunder, which are not paid when due.

      7. No delay or omission or failure on the part of the Company in exercising any right hereunder and no partial or single exercise of that right shall operate as a waiver of such right or of any other right of the Company.
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      8. This Promissory Note shall be binding upon the undersigned and its successors and assigns. Any notice, demand or communication in respect of this Promissory Note shall be validly given, or made on, the undersigned if in writing and delivered or sent by registered mail, postage pre-paid, addressed to the undersigned at the address set forth above or at a subsequent business address of the undersigned.

      9. This Promissory Note and all rights and obligation hereunder, including matters of construction, validity and performance, shall be governed by the laws of the State of Israel.

      10. Any provision hereof, which may prove unenforceable under any law shall not affect the validity of any other provision hereof.

      11. This Promissory Note may not be changed or terminated orally, but only by a writing signed by the Company.

      12. Mr. Levy shall receive a credit against any interest otherwise due under this Promissory Note to the extent of any withholding taxes paid by Mr. Levy to the United States with respect to such interest.

      IN WITNESS WHEREOF, Mr. Levy has caused this Promissory Note to be executed in its name and behalf by its signatory thereunto duly authorized as of the date first above written.

                                        /s/ Ken Levy
                                        --------------------------------------
                                        MR. KEN LEVY




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